Exhibit 5.1

Littman Krooks LLP
655 Third Avenue
New York, NY 10017

National Holdings Corporation
875 North Michigan Avenue, Suite 1560
Chicago, IL 60611
     May 7, 2008

   Re:  National Holdings Corporation
    Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 as filed by you with the Securities and Exchange Commission (the “Commission”) on April 18, 2008, as amended, in connection with the proposed merger (the "Merger") of VFin Acquisition Corporation ("Sub"), a Delaware corporation and a wholly-owned subsidiary of National Holdings Corporation, a Delaware corporation (the "Company "), with and into vFinance, Inc., a Delaware corporation ("vFinance"), pursuant to an Agreement and Plan of Merger, dated as of November 7, 2007, as amended (the "Merger Agreement"), by and among the Company, Sub and vFinance. The Company has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") relating to the shares of common stock, par value $.02 per share (the "Shares") of the Company to be issued to shareholders of vFinance pursuant to the Merger Agreement.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the (a) the Company's Certificate of Incorporation and bylaws, each as amended to date, (b) the Merger Agreement, (c) the Registration Statement and (d) certain minutes of proceedings and/or written consents of the Board of Directors of the Company and its subsidiaries. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of electronic certificates or electronic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of National Holdings Corporation.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that the Shares have been duly authorized and, assuming (a) that the Registration Statement shall have been declared effective by the Commission, (b) that the parties to the Merger Agreement shall have either satisfied all conditions to the consummation of the Merger pursuant to the Merger Agreement or such conditions shall have been lawfully waived and (c) that the Shares issuable upon consummation of the Merger shall have been issued and delivered to the shareholders of vFinance in accordance with the Merger Agreement, we are of the opinion that the Shares, when issued, shall be validly issued, fully paid and nonassessable.

We undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

We consent to the reference to our Firm under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Littman Krooks LLP
Littman Krooks LLP